Exhibit 10.2

[LSG Letterhead]

October 4, 2007

LED Holdings, LLC
11390 Sunrise Gold Circle #800
Rancho Cordova, CA 95742

Gentlemen:

Reference is hereby made to the Exchange and Contribution Agreement, dated as of October 4, 2007 (the "Agreement"), by and between LED Holdings, LLC ("LED") and Lighting Science Group Corporation ("LSG").

In order to induce LED to enter into the Agreement, and in consideration of the transactions contemplated thereby, LSG hereby agrees to indemnify and hold harmless LED, and its affiliated entities, members, directors, officers, employees, representatives, agents, controlling persons (within the meaning of the federal securities laws) and advisors (collectively, the "Indemnified Parties" and each an "Indemnified Party") to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation to which an Indemnified Party is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) any third party challenge of or complaint with respect to the transactions contemplated by the Agreement and the other documents contemplated thereby, or (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any filing with any governmental agency or similar statements or omissions in or from any information furnished by LSG to LED or any other person in connection with the transactions contemplated by the Agreement; provided, however, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand indemnification, LED shall notify LSG with reasonable promptness; provided, however, that any failure by LED to so notify LSG shall not relieve LSG from its obligations hereunder, except to the extent that such failure has materially and adversely affected the rights of LSG. LED shall have the right to retain counsel of its own choice to represent it, and LSG shall pay the reasonable fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with LSG and any counsel designated by LSG. LSG shall be liable for any settlement of any claim against any Indemnified Party made with LSG's written consent, which consent shall not be unreasonably withheld. LSG shall not, without the prior written consent of LED, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to LED and the applicable Indemnified Parties of an unconditional and irrevocable release from all liability in respect of such claim.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this letter agreement is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then LSG, on the one hand, and LED, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Parties may be subject in accordance with the relative benefits received by LSG, on the one hand, and LED, on the other hand, and also the relative fault of LSG, on the one hand, and LED, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements and the relevant equitable considerations shall also be considered.

This letter agreement constitutes the entire agreement among the undersigned with respect to the subject matter contained herein and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such subject matter.

This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

The parties shall use their reasonable efforts to take, or cause to be taken, all actions, including, without limitation, the execution and delivery of such other documents, certificates, agreements and other instruments, as may be reasonably necessary, proper or advisable to consummate and make effective as promptly as practical the provisions contained herein and to cooperate with each other in connection with the foregoing.

The rights hereunder may not be assigned nor may the obligations hereunder be delegated to any person, without the prior written consent of all of all the parties hereto.

This letter agreement may not be amended or otherwise modified without the prior written consent of all of the parties hereto. This letter agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of a jurisdiction other than New York.

All judicial proceedings brought against any party hereto arising out of or relating to this letter agreement, or any obligations hereunder, shall be brought in any state court of competent jurisdiction in the State of New York, County of New York, or any federal court of competent jurisdiction in the Southern District of New York. By executing and delivering this letter agreement, each party, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts, (ii) waives any defense of forum non coveniens, (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address set forth above, (iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect and (v) agrees that the rights to serve process and bring proceedings provided above shall be in addition to any other rights to serve process in any other manner permitted by law and to bring proceedings in the courts of any other jurisdiction.

[Signature page follows.]

Please confirm that this arrangement is agreeable to you by countersigning a copy of this letter and returning it to us.

LIGHTING SCIENCE GROUP CORPORATION

By: ______________________________
Name:
Title:

Acknowledged and agreed to as
of the date first written above:

LED HOLDINGS, LLC

By: ____________________
Name:
Title: